EXHIBIT 107

FORM S-3

(Form Type)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

________________________________

UNITED STATES ANTIMONY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Newly Registered Securities	Equity	Common Stock, $0.001 par value	457(o)	(1)	(2)	(3)
	Equity	Preferred Stock, $0.001 par value	457(o)	(1)	(2)	(3)
	Debt	Debt Securities	457(o)	(1)	(2)	(3)
	Other	Warrants	457(o)	(1)	(2)	(3)
	Other	Rights	457(o)	(1)	(2)	(3)
	Other	Units	457(o)	(1)	(2)	(3)
	Unallocated (Universal) Shelf	-	457(o)	(1)	(2)	$22,074,931		$3,380 (4)	S-3	333-262206	January 31, 2022	-$3,380
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$100,000,000	0.0001531	$15,310
	Total Fees Previously Paid							-$3,380
	Total Fee Offset							-$3,380
	Net Fee Due							$11,930

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, rights to purchase common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.

(3) (4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant previously filed a registration statement on Form S-3 (File No. 333-262206), initially filed by the registrant with the Securities and Exchange Commission on January 14, 2022 and declared effective on January 31, 2022 (the “Prior Registration Statement”), registering an aggregate of $25,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement on Form S-3 (this “Registration Statement”) includes $22,074,931 of securities previously registered under the Prior Registration Statement which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $3,380.00 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of the Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to the Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in the Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on the Registration Statement, if any. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities will be deemed terminated as of the date of effectiveness of the Registration Statement